Exhibit 10.3

AWARD NOTICE

RELATING TO
THE PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
CHEWY, INC.
2019 OMNIBUS INCENTIVE PLAN
The Participant has been granted Performance-Based Restricted Stock Units with the terms set forth in this Award Notice, and subject to the terms and conditions of the Plan and the Performance-Based Restricted Stock Unit Agreement to which this Award Notice is attached. Capitalized terms used and not defined in this Award Notice shall have the meanings set forth in the Performance-Based Restricted Stock Unit Agreement and the Plan, as applicable.
Participant:
Date of Grant:
Target PRSUs Granted:     PRSUs (the “Award”)
Vesting Commencement Date:
Restricted Period: 24 months
Vesting Schedule:
The Award is subject to both Performance Conditions and the Service Condition (each, as defined below) and in order for any portion of the Award to vest both the Performance Conditions and the Service Condition must be met.

1.Performance Vesting.
(a)The Participant will be eligible to receive between zero percent (0%) and one hundred fifty percent (150%) of the Target PRSUs depending on the extent to which the performance-based vesting conditions described in Appendix A (the “Performance Conditions”) are satisfied during the Performance Period. PRSUs that do not vest in accordance with the Performance Conditions as of the Certification Date (as defined in Appendix A) shall be immediately forfeited for no consideration as of the Certification Date.
2.Service Vesting
(a)The Award will be subject to a service-based vesting condition (the “Service Condition”) which will be satisfied based on the Participant’s continued Service with the Company.
1

(b)The Service Condition will be satisfied with respect to 100% of the Award on the third anniversary of the Vesting Commencement Date, subject to the Participant’s continued Service with the Company through the vesting date.
(c)Upon the Participant’s termination of Service, any portion of the Award for which the Service Condition has not been satisfied shall be forfeited.
3.Change in Control Treatment. Upon a Change in Control, subject to the Participant’s continued Service through the Change in Control, (i) if the Change of Control occurs prior to the Certification Date, then the Performance Condition will be deemed satisfied at 100% and the Service Condition will be deemed satisfied with respect to 100% of the Award or (ii) if the Change of Control occurs on or following the Certification Date, then the Performance Condition will be determined based on the actual results as determined on the Certification Date and the Service Condition will be deemed satisfied with respect to 100% of the Award.
* * *
2

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
CHEWY, INC.
2019 OMNIBUS INCENTIVE PLAN
This Performance-Based Restricted Stock Unit Agreement, effective as of the Date of Grant (as defined below), is between Chewy, Inc., a Delaware corporation (“Chewy” or the “Company”), and the Participant (as defined below).
WHEREAS, Chewy has adopted the Chewy, Inc. 2019 Omnibus Incentive Plan (as it may be amended, the “Plan”) in order to provide equity-based incentive awards to eligible service providers to encourage them to deliver outcomes and/or continue in the Service of the Company; and
WHEREAS, the Board of Directors has determined to grant PRSUs (as defined below) to the Participant (as defined below) as provided herein and the Company and the Participant (as defined below) hereby wish to memorialize the terms and conditions applicable to such PRSUs.
NOW, THEREFORE, the parties hereto agree as follows:

1.Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The following terms shall have the following meanings for purposes of this Agreement:
(a)    “Agreement” shall mean this Performance-Based Restricted Stock Unit Agreement including (unless the context otherwise requires) the Award Notice.
(b)    “Award Notice” shall mean the notice to the Participant.
(c)    “Cause” shall have the meaning ascribed to such term in any employment agreement entered into by the Participant and Company and if not so defined, or no such agreement exists, “Cause” shall mean (i) a refusal or failure to follow the lawful and reasonable directions of the Board or individual to whom the Participant reports, which refusal or failure is not cured within thirty (30) days following delivery of written notice of such conduct to the Participant; (ii) conviction of the Participant of any felony involving fraud or act of dishonesty against the Company or any of its affiliates; (iii) conduct by the Participant which, based upon good faith and reasonable factual investigation and determination of the Company, demonstrates gross unfitness to serve; (iv) intentional, material violation by the Participant of any contractual, statutory, or fiduciary duty owed by the Participant to the Company or any of its affiliates; or (v) willful misconduct causing material economic harm or public disgrace to the Company of any of its subsidiaries or affiliates.
(d)    “Date of Grant” shall mean the “Date of Grant” listed in the Award Notice.
(e)    “Participant” shall mean the “Participant” listed in the Award Notice.
(f)    “Restrictive Covenant Violation” shall mean the Participant’s breach of the Restrictive Covenants listed on Appendix B to this Agreement or any covenant regarding confidentiality, competitive activity, solicitation of the Company’s vendors, suppliers, customers, or employees, or any similar provision applicable to or agreed to by the Participant.
(g)    “PRSUs” shall mean that number of Performance-Based Restricted Stock Units listed in the Award Notice as “Target PRSUs Granted.”
2.Grant of Units. The Company hereby grants the PRSUs to the Participant, each of which represents the right to receive one Share upon vesting of such RSU, subject to and in accordance with the terms, conditions and restrictions set forth in the Plan, the Award Notice, and this Agreement.
3.PRSU Account. The Company shall cause an account (the “Unit Account”) to be established and maintained on the books of the Company to record the number of PRSUs credited to the Participant under the terms of this Agreement. The Participant’s interest in the Unit Account shall be that of a general, unsecured creditor of the Company. Each PRSU shall accrue dividend equivalents (“Dividend Equivalents”) with respect to dividends that would otherwise be paid on the Share underlying such PRSU during the period from the Date of Grant to the date such Share is delivered in accordance with Section 4. Dividend Equivalents shall be subject to the same vesting conditions applicable to the PRSU on which such Dividend Equivalents are accrued, and shall be paid in cash to the Participant upon delivery of the underlying Share in respect of which the Dividend Equivalents were accrued.
4.Vesting; Settlement.
(a)    The PRSUs shall become vested after the Performance Conditions and the Service Condition are met, in accordance with the schedule set forth on the Award Notice. The Company shall deliver to the Participant one Share for each PRSU (as adjusted under the Plan) as soon as practicable and no later than 20 business days following the applicable vesting date, subject to Section 5(b) below, and such vested PRSU shall be cancelled upon such delivery.
(b)    Unless otherwise determined by the Committee, upon settlement pursuant to Section 4(a), the Company shall issue the number of Shares underlying such vested PRSUs to the Participant, free and clear of all restrictions, less a number of Shares equal to or greater in value than the minimum amount necessary to satisfy federal, state, local or foreign withholding tax requirements, if any (but which may in no event be greater than the maximum statutory withholding amounts in the Participant’s jurisdiction) required to be withheld by the Company (the “Withholding Taxes”) in accordance with Section 13 of the Plan (except to the extent the Participant shall have a written agreement with the Company or any of its Affiliates under which the Company or an Affiliate of the Company is responsible for payment of taxes with respect to the issuance of the Shares, or in the event the Company is not required to withhold any payments in respect of taxes, in which case the full number of Shares shall be issued). To the extent any Withholding Taxes may become due prior to the settlement of any PRSUs, the Committee may accelerate the vesting of a number of PRSUs equal in value to the Withholding Taxes, the Shares delivered in settlement of such PRSUs shall be delivered to the Company, and the number of PRSUs so accelerated shall reduce the number of PRSUs which would otherwise become vested on the next applicable vesting date. The number of PRSUs or Shares equal to the Withholding Taxes shall be determined using the closing price per Share on the NYSE (or other principal exchange on which the Shares then trade) on the trading day immediately prior to the date of delivery of the

Shares to the Participant or the Company, as applicable, and shall be rounded up to the nearest whole PRSU or Share.
(c)    The Company shall pay any costs incurred in connection with issuing the Shares. Upon the issuance of the Shares to the Participant, the Participant’s Unit Account shall be eliminated. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue or transfer the Shares as contemplated by this Agreement unless and until such issuance or transfer shall comply with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares are listed for trading.
5.Termination of Service.
(a)    In the event that the Participant’s Service with the Company terminates for any reason, any unvested PRSUs shall be forfeited and all of the Participant’s rights hereunder with respect to such unvested PRSUs (and any Dividend Equivalents accrued thereon) shall cease as of the Termination Date (unless otherwise provided for by the Committee in accordance with the Plan).
(b)    The Participant’s rights with respect to the PRSUs shall not be affected by any change in the nature of the Participant’s Service so long as the Participant continues to be an employee or service provider, as applicable, of the Company. Whether (and the circumstances under which) the Participant’s Service has terminated and the determination of the Termination Date for the purposes of this Agreement shall be determined by the Committee (or, with respect to any Participant who is not a director or “officer” as defined under Rule 16a-1(f) of the Exchange Act, its designee, whose good faith determination shall be final, binding and conclusive; provided, that such designee may not make any such determination with respect to the designee’s own Service for purposes of the PRSUs).
6.Restrictions on Transfer. The Participant may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber the PRSUs or the Participant’s right under the PRSUs to receive Shares, except other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided, that the designation of a beneficiary (if permitted by the Committee) shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
7.Repayment of Proceeds; Clawback Policy.
(a)    If the Participant’s Service is terminated by the Company or its Subsidiaries for Cause or the Participant resigns while grounds for Cause exist, a Restrictive Covenant Violation occurs, or the Company discovers that after a termination of Service that grounds for a termination with Cause existed at the time thereof, then the Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within 10 business days of the Company’s request to the Participant therefor, the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received upon the sale or other disposition of, or distributions in respect of, the PRSUs or Shares issued in settlement of the PRSUs. With respect to the scenario where the Company discovers that after a termination of Service that grounds for a termination with

Cause existed at the time thereof, then any reference in this Agreement to grounds existing for a termination with Cause shall be determined without regard to any cure period or other procedural delay or event required prior to a finding of, or termination with, Cause.
(b)    The PRSUs and all proceeds of the PRSUs shall be subject to the Company’s Clawback Policy, if any, and as in effect from time to time, to the extent the Participant is a director or “officer” as defined under Rule 16a-1(f) of the Exchange Act.
(c)    By acceptance of the grant of PRSUs pursuant to this Agreement, the Participant acknowledges and agrees that the Company may cause the cancellation or forfeiture of PRSUs or Shares issuable upon settlement of any PRSU on the books and records of the Company or any transfer agent to enforce the provisions of this Section 7.
8.No Right to Continued Service. Neither the Plan nor this Agreement nor the Participant’s receipt of the PRSUs hereunder shall impose any obligation on the Company or any of its Affiliates to continue the Service of the Participant. Further, the Company or any of its Affiliates (as applicable) may at any time terminate the Service of the Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.
9.No Rights as a Stockholder. The Participant’s interest in the PRSUs shall not entitle the Participant to any rights as a stockholder of the Company. The Participant shall not be deemed to be the holder of, or have any of the rights and privileges of a stockholder of the Company in respect of, the Shares unless and until such Shares have been issued to the Participant.
10.Adjustments Upon Change in Capitalization. The terms of this Agreement, including the PRSUs, the Participant’s Unit Account, , and/or the Shares, shall be subject to adjustment in accordance with Section 8 of the Plan. This paragraph shall also apply with respect to any extraordinary dividend or other extraordinary distribution in respect of the Company’s common stock (whether in the form of cash or other property).
11.Award Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The PRSUs granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
12.Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms. If a court of competent jurisdiction determines that at the time this Agreement is presented for enforcement any provisions are overly broad or unenforceable, the parties agree that the court shall reform the Agreement to make it enforceable to the maximum extent possible and shall enforce the other terms as written.
13.Venue; Personal Jurisdiction; Language. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), including Sections 1 and/or 3 of Appendix B, or any judgment entered by any court in respect thereof, shall be brought in the U.S. District Court for the District of Delaware or in any other court of competent jurisdiction in the

State of Delaware, and each of the Participant, the Company, and any transferees who hold PRSUs pursuant to a valid assignment, hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of the Participant, the Company, and any transferees who hold PRSUs pursuant to a valid assignment hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in the U.S. District Court for the District of Delaware or in any other court of competent jurisdiction in the State of Delaware; (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum; and (c) any right to a jury trial. If Participant is party to an arbitration agreement with the Company, except for a claim by either Participant or the Company for injunctive relief where such would be otherwise authorized by law to enforce Sections 1 and/or 3 of Appendix B, any controversy or claim arising out of or relating to Appendix B, the breach thereof, or Participant’s employment by the Company, including any claim involving the interpretation or application of Appendix B, or claims for wrongful termination or other claims based upon statutory or common law, shall be submitted to binding arbitration in accordance with the arbitration agreement Participant executed with the Company. If the Participant has received a copy of this Agreement (or the Plan or any other document related hereto or thereto) translated into a language other than English, such translated copy is qualified in its entirety by reference to the English version thereof, and in the event of any conflict the English version will govern.
14.Successors in Interest. Any successor to the Company shall have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, the Participant’s legal representative shall have the benefits of the Participant under, and be entitled to enforce, this Agreement. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Participant’s heirs, executors, administrators and successors.
15.Data Privacy Consent.
(a)    General. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other PRSU grant materials by and among, as applicable, the Participant’s service-recipient or contracting party (the “Service Recipient”) and the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, work location and phone number, date of birth, social security number or other identification number, salary, nationality, job title, hire date, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Personal Data”).
(b)    Use of Personal Data; Retention. The Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, now or in the future, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.
(c)    Withdrawal of Consent. The Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s Service and career with the Service Recipient will not be adversely affected; the only consequence of the Participant’s refusing or withdrawing the Participant’s consent is that the Company would not be able to grant PRSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.
16.Restrictive Covenants. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates, that the Participant will be allowed access to confidential and proprietary information (including, but not limited to, trade secrets) about those businesses, as well as access to the prospective and actual customers, suppliers, investors, clients and partners involved in those businesses, and the goodwill associated with the Company and its Affiliates. Participant accordingly agrees to the provisions of Appendix B to this Agreement (the “Restrictive Covenants”), including the state-specific modifications therein. For the avoidance of doubt, the Restrictive Covenants contained in this Agreement are in addition to, and not in lieu of, any other restrictive covenants or similar covenants or agreements between the Participant and the Company or any of its Affiliates. Notwithstanding the foregoing and Appendix B, (a) the provisions of Section 1 of Appendix B shall not apply to the Participant if the Participant’s principal place of Service as of the date hereof is located in the State of California, and (b) Section 1(b)(i) of Appendix B shall not apply to the Participant if the Participant’s principal place of Service as of the date hereof is located in the State of Oklahoma or the State of North Dakota.
17.Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the PRSUs contemplated hereunder, the Participant expressly acknowledges that (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of PRSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of PRSUs, or benefits in lieu of PRSUs, even if PRSUs have been granted in the past; (c) all determinations with respect to future grants of PRSUs, if any, including the date of grant, the number of Shares granted and the applicable vesting terms, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the value of the PRSUs is an extraordinary item of compensation that is outside the scope of the Participant’s Services contract, if any, and nothing can or must automatically be inferred from such Services contract or its consequences; (f) grants of PRSUs, and the income and value of same, are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, the Participant waives any claim on such basis, and for the avoidance of doubt, the PRSUs shall not constitute an “acquired right” under the applicable law of any jurisdiction; and (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to PRSU proceeds in consequence of the termination of the Participant’s Service for any reason whatsoever and whether or not in breach of contract.
18.Award Administrator. The Company may from time to time designate a third party (an “Award Administrator”) to assist the Company in the implementation, administration and management of the Plan and any PRSUs granted thereunder, including by sending award notices on behalf of the Company to Participants, and by facilitating through electronic means acceptance of PRSU Agreements by Participants.
19.Section 409A of the Code.
(a)    This Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder. Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including without limitation by delaying the issuance of the Shares contemplated hereunder.
(b)    Notwithstanding any other provision of this Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code, no payments in respect of any PRSU that is “deferred compensation” subject to Section 409A of the Code and not exempt for Section 409A as a short-term deferral or otherwise and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of the Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. The Participant is solely responsible and liable for the satisfaction of all taxes and penalties under Section 409A of the Code that may be imposed on or in respect of the Participant in connection with this Agreement, and the Company shall not be liable to any Participant for any payment made under this Plan that is determined to result in an additional tax, penalty or interest under Section 409A of the Code, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A of the Code. Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code.
20.Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Company may elect to issue or deliver such Shares in book entry form in lieu of certificates.

21.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
22.Acceptance and Agreement by the Participant. By accepting the PRSUs (including through electronic means), the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan. The Participant’s rights under the PRSUs will lapse forty-five (45) days from the Date of Grant, and the PRSUs will be forfeited on such date if the Participant shall not have accepted this Agreement by such date. For the avoidance of doubt, the Participant’s failure to accept this Agreement shall not affect the Participant’s continuing obligations under any other agreement between the Company and the Participant.
23.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
24.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PRSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
25.Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant in the Plan.
26.Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one in the same agreement.
[Signatures follow]

CHEWY INC.

By:
Its:

 Acknowledge and agreed as to the Agreement and Restrictive Covenants as of the date first written above:

Participant Signature:

Appendix A

1.Performance Metrics. This Appendix A contains the performance vesting conditions and methodology applicable to the PRSUs. Subject to the terms and conditions set forth in the Plan, the Agreement and the Award Notice, the portion of the PRSUs subject to this Award, if any, that become earned during each Performance Period will be determined upon the Committee’s certification of achievement of the Performance Conditions in accordance with this Appendix A, which shall occur within seventy five (75) days following the end of each Performance Period (the “Certification Date”). Capitalized terms used but not defined herein shall have the same meaning as is ascribed thereto in the Agreement, the Award Notice or the Plan.
(a)    Upon the Certification Date, the Participant’s achievement of the Performance Conditions with respect to fifty percent (50%) of the Award will be determined in accordance with the table below with linear interpolation between the listed values:

Percent of Target PRSUs Earned
50%
100%
150%

(b)    Upon the Certification Date, the Participant’s achievement of the Performance Conditions with respect to fifty percent (50%) of the Award will be determined in accordance with the table below with linear interpolation between the listed values:

Percent of Target PRSUs Earned
50%
100%
150%

2.Certain Defined Terms. For purposes of this Agreement, the following terms will have the following meanings:
(a)    “    ” means     .
(b)    “    ” means     .
(c)    “Performance Period” means fiscal year     , which begins on    and ends on    .

Appendix B
Restrictive Covenants
1.Non-Competition; Non-Solicitation.     Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows:
(a)During the Participant’s employment with the Company or its subsidiaries (the “Employment Term”) and the Restricted Period, the Participant will not, either directly, indirectly, or through others, solicit or attempt to solicit any employees, consultant, or independent contractor of the Company, its parents, subsidiaries, or affiliates (collectively, “Covered Persons”), to terminate his or her relationship with the Company, its parents, subsidiaries, or affiliates in order to become an employee, consultant, or independent contractor to or for any other person or entity; provided, that the foregoing shall not be deemed to prohibit general media advertising or general employment solicitation not targeted towards Covered Persons.
(b)During the Restricted Period, the Participant will not directly or indirectly:
(i)compete with the Company anywhere within the existing sales territory of the Company. The Company’s sales territory shall extend throughout any state in which the Company does business; or
(ii)solicit any of the Company’s customers or prospective customers.
(c) As used in this Appendix B, to “Compete” shall mean directly or indirectly to own, manage, operate, join, control, be employed by, or become a director, officer, shareholder (holding 5% or more of shares) of, or consultant to, any pet food, pet supplies, pet toys, pet supplements/drugs, pet retail business or pet services business, including grooming salons or business that performs grooming services, pet training, pet boarding, or pet day-care, or any similar and related products or businesses. This provision also applies to any e-commerce or direct mail business or service with at least (i) 50% of its products or services being pet-related or (ii) $50,000,000 in annual pet-related product sales or services.
(d)It is expressly understood and agreed that although the Participant and the Company consider the restrictions contained in this Section 1 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Appendix B is an unenforceable restriction against the Participant, the provisions of this Appendix B shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Appendix B is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(e)The period of time during which the provisions of this Section 1 shall be in effect shall be extended by the length of time during which the Participant is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.
(f)The provisions of Section 1 hereof shall survive the termination of the Participant’s employment for any reason.
2.Confidentiality; Intellectual Property.
(a)Confidentiality.
(i)At all times during and after the Employment Term, the Participant will hold in strictest confidence and will not disclose to any unauthorized person or use (except in connection with the Participant’s work for the Company and its Subsidiaries or otherwise for the benefit of the Company or its Subsidiaries) any Confidential Information of the Company. “Confidential Information” means trade secrets and any information, process or idea considered confidential and not publicly disclosed by the Company that is acquired by the Participant directly in connection with the Participant’s work for the Company and its Subsidiaries, and which, if disclosed, could reasonably cause non-de minimis harm to the Company and its Subsidiaries. Examples of Confidential Information may include: (i) the Company’s customer and prospective customer lists (including, but not limited to, computer-based, rolodex, or address book information); (ii) the Company’s vendor and prospective vendor lists (including, but not limited to, computer based, rolodex, or address book information); (iii) confidential correspondence, notes, files, memoranda, notebooks, drawings, schematics, specifications, plans, programs, price lists, inventory control lists, materials, data, information of any kind, videotapes, tangible property, equipment, entry cards, identification badges and keys; (iv) confidential information regarding the Company’s operations, finances, methods, plans, and results; (v) the Company’s confidential arrangements with suppliers and distributors; (vi) the Company’s confidential plans and strategies for research, development, expansion, store design, staffing and management systems, new products, purchasing, budgets, priorities, marketing and sales; (vii) the Company’s confidential financial statements and data regarding sales, profits, productivity, purchasing arrangements, prices and costs; (viii) confidential information regarding the Company’s computer systems and programs; (ix) third-party confidential information which the Company has a duty to maintain as confidential; (x) confidential personnel information such as the identities, capabilities, activities, compensation, performance, and ratings of employees; (xi) confidential information regarding employee hiring, incentive, evaluation and discipline practices and programs; (xii) confidential training programs, techniques, and materials; (xiii) confidential grooming methods and practices; (xiv) confidential marketing and promotional plans, methods, budgets and targets; and (xv) confidential cost-control methods and practices, in each case, that is acquired by the Participant directly in connection with the Participant’s work for the Company and its Subsidiaries. Confidential Information does not include information that

(x) was or becomes generally available to the Participant on a non-confidential basis, if the source of such information was not reasonably known to the Participant to be bound by a duty of confidentiality; (y) was or becomes generally available to the public, other than as a result of a disclosure by the Participant; or (z) was independently developed by the Participant without reference to Confidential Information.
(ii)Upon termination of the Participant’s employment with the Company for any reason, the Participant shall deliver to the Company the originals and all copies of any and all notes, memoranda, records and documentation and any other material containing or disclosing any Confidential Information of the Company that are in the Participant’s possession or under the Participant’s control.
(iii)During the Employment Term, the Participant shall not use or disclose any confidential information or trade secrets, if any, of any former employer in violation of any continuing obligation to such employer.
(iv)Nothing in this Appendix B is intended to conflict with 18 U.S.C. §1833(b), or shall prohibit or impede the Participant from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. In addition, nothing in this Appendix B prohibits or restricts the Participant from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. The Participant understands and acknowledges that pursuant to 18 U.S.C. §1833(b) an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Participant understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance will the Participant be authorized to disclose any information covered by attorney-client privilege or attorney work product of any member of the Company without prior written consent of the general counsel of the Company or other officer designated by the Company.
(b)Intellectual Property.

(i)All work product including, but not limited to, deliverables, business continuity planning program, designs, installation drawings, drawings, reports, calculations, maps, photographs, computer programs, code, software, development, systems design, specifications, notes, data, location lay-outs, services, and any other pertinent data, in whatever form of media, specifically prepared, produced, created, and/or authored by the Participant are works for hire (collectively referred to herein as “Work”) and are the exclusive property of the Company. To the extent title to any Work may not, by operation of law, vest in the Company or the Work may not be considered works for hire, The Participant irrevocably grants all the Participant’s rights, title, and interest in the Work to the Company. The Company may obtain, and hold in its own name, copyrights, registrations, or such other protections as may be appropriate to the subject matter of the Work. Upon the Company’s request, the Participant agrees during and after the Employment Term to give the Company, at its expense, and any person designated by the Company, reasonable assistance required to achieve or record these rights. (This paragraph, however, shall not be interpreted to require the assignment of any Work which the Participant can prove the Participant developed entirely on his or her own time, without the use of any equipment, supplies, facilities or Confidential Information of the Company, and which neither results from the work the Participant performs for the Company nor is related to the business of the Company). In the event that the Company is unable, after reasonable effort, to secure the Participant’s signature on any documents needed to apply for or prosecute a Work, the Participant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Participant’s agent and attorney-in-fact, to act for and on the Participant’s behalf to execute, verify and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, and other registrations available for protections with the same legal force and effect as if executed by the Participant. The Participant acknowledge that the Participant is responsible for understanding, complying with, an implementing the Company’s Intellectual Property Policy and Guidelines published by the Company as they apply to the Participant’s position and area of accountability at the Company.
3.Non-Disparagement.
The Participant agrees that during the Employment Term, and at all times thereafter, the Participant will not make any disparaging or defamatory comments regarding any member of the Company, its affiliates and subsidiaries, or their respective current or former directors, officers, or employees in any respect or make any disparaging or defamatory comments concerning any aspect of the Participant’s relationship with any member of the Company, its affiliates and subsidiaries, or any comments concerning the conduct or events which precipitated any termination of the Participant’s employment from any member of the Company, its affiliates and subsidiaries. However, the Participant’s obligations under this Section 3 of Appendix B shall not apply to disclosures required by applicable law, regulation, or order of a court or governmental agency.

4.State Specific Modifications.
(a)Low Wage Worker Protections. The parties acknowledge that some states prohibit or place limitations on the use of covenants not to compete or noncompete covenants with an employee considered to be a low wage worker based on the employee’s rate of compensation or overtime exemption status under the Fair Labor Standards Act (a “Low Wage Worker Protection” law, or “LWWP law”). It is the Parties intent not to create any restriction that would violate any controlling state LWWP law. Where the controlling state’s law includes an LWWP law, it is the parties intent that this Agreement’s obligations be construed so as to fit within any applicable exclusion for duty of loyalty obligations, nonsolicitation covenants, confidential information protection covenants, and intellectual property assignment agreements recognized under the LWWP law at issue, and that it not create a prohibited covenant not to compete.